Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 1-K of Belpointe REIT, Inc. of our report dated April 29, 2020, relating to the consolidated financial statements of Belpointe REIT, Inc. as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from June 19, 2018 (date of formation) through December 31, 2018.

/s/ Citrin Cooperman & Company, LLP

Citrin Cooperman & Company, LLP

New York, New York

April 29, 2020